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                                                                     EXHIBIT 4.1

                           PHP HEALTHCARE CORPORATION
                       1996 PHYSICIANS' STOCK OPTION PLAN
                           (AS ADOPTED APRIL 11, 1996
                         AND AMENDED OCTOBER 24, 1996)
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                           PHP HEALTHCARE CORPORATION
                       1996 PHYSICIANS' STOCK OPTION PLAN

    1.  PURPOSE.

    The purpose of this Plan is to strengthen PHP Healthcare Corporation, a Delaware corporation (the "Company"), by providing an incentive to Eligible Persons (as defined herein) and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to Eligible Persons incentive for high levels of performance and unusual efforts through the grant of Options (as herein defined).

    2.  DEFINITIONS.

    For purposes of the Plan:

    2.1"Affiliate"  means an affiliate of the Company within the meaning of Rule
       12b-2 under the Exchange Act.

    2.2"Agreement" means  the  written  agreement between  the  Company  and  an
       Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

    2.3"Associate" means an associate of the Company within the meaning of  Rule
       12b-2 under the Exchange Act.

    2.4"Board" means the Board of Directors of the Company.

    2.5"Change  in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

    2.6"Committee" means a committee, as described in Section 3.1, appointed  by the Board to administer the Plan and to perform the functions set forth herein.

    2.7"Company" means PHP Healthcare Corporation

    2.8"Disability" means  a  physical or  mental  infirmity which  impairs  the
       Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

    2.9"Division" means any of the operating units or divisions of the Company designated as a Division by the Committee.

    2.10
       "Eligible Person" means any director, officer, employee, consultant or advisor of the Company, any Subsidiary, Affiliate or Associate, or any
person with whom the Company or any Subsidiary, Affiliate or Associate has a management or services agreement (including, without limitation, (i) any duly licensed doctor of medicine who provides health care services in any health care network, plan or product sponsored or administered by the Company or any Subsidiary, Affiliate or Associate, or (ii) any professional medical corporation, the employees of which include a duly licensed doctor of medicine who provides health care services in any health care network, plan or product sponsored or administered by the Company or any Subsidiary, Affiliate or Associate). Notwithstanding the foregoing, the term "Eligible Person" shall not include any officer or director of the Company who is subject to reporting under
Section 16(a) of the Exchange Act.

    2.11
       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    2.12
       "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the arithmetic mean of

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the  per Share closing bid price and per  Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith.

    2.13
       "Option" means an Option granted pursuant to Section 5.

    2.14
       "Optionee" means a person to whom an Option has been granted under the Plan.

    2.15
       "person" means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof.

    2.16
       "Plan" means the PHP Healthcare Corporation 1996 Physicians' Stock Option Plan.

    2.17
       "Shares" means the Common Stock, par value $.01 per share, of the Company.

    2.18
       "Subsidiary" means a "subsidiary" of the Company within the meaning of Rule 12b-2 under the Exchange Act.

    3.  ADMINISTRATION.

    3.1The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) officers or directors of the Company. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

    3.2Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

        (a) determine those Eligible Persons to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the purchase price per Share subject to each Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

        (b) to construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees, and all other persons having any interest therein;

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        (c) to determine the duration and  purposes for leaves of absence  which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

        (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

        (e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

    4.  STOCK SUBJECT TO THE PLAN.

    4.1The  maximum number  of Shares  that may be  made the  subject of Options granted under the Plan is 100,000. Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to
Section 7. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

    4.2Upon  the granting  of an  Option, the  number of  Shares available under
       Section 4.1 for the granting of further Options shall be reduced by the number of Shares in respect of which the Option is granted or denominated.

    4.3Whenever  any outstanding Option or  portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised in respect of the entire Option, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

    5.  OPTION GRANTS FOR ELIGIBLE PERSONS.

    5.1 AUTHORITY OF COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Persons who will receive Options, the terms and conditions of which shall be set forth in an Agreement.

    5.2 PURCHASE PRICE. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Option shall not be less than the par value of a Share on the date the Option is granted.

    5.3 MAXIMUM DURATION. Options granted hereunder shall be for such term as the Committee shall determine, provided that an Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

    5.4 VESTING. Each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

    5.5 MODIFICATION. No modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's consent.

    5.6 NON-TRANSFERABILITY. No Option granted hereunder shall be transferable by the Optionee to whom granted except by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

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    5.7   METHOD OF EXERCISE.  The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full in cash upon such exercise. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Option or at any later date (up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Option may consist of either of the following (or any combination thereof): (i) cash or (ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) which are, from time to time, deemed acceptable by the Committee. The Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

    5.8 RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend, and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

    6.  EFFECT OF A TERMINATION OF SERVICE.

    The Agreement evidencing the grant of each Option shall set forth the terms and conditions applicable to such Option upon a termination or change in the Optionee's status as an Eligible Person, (including a termination or change by reason of the sale of the Company's interest in any Subsidiary, Affiliate, Associate or Division), which shall be as the Committee may, in its discretion, determine at the time the Option is granted or thereafter.

    7.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

    (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the Plan, and (ii) the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan and the purchase price therefor, if applicable.

    (b) If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

    8.  EFFECT OF CERTAIN TRANSACTIONS.

    Except as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options, upon exercise of any Options, the same number and kind of stock, securities, cash, property, or other
consideration  that  each  holder  of  a  Share  was  entitled  to  receive   in

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the  Transaction  in respect  of a  Share; provided,  however, that  such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options prior to such Transaction.

    9.  TERMINATION AND AMENDMENT OF THE PLAN.

    The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that no such amendment, modification, suspension or termination shall impair or adversely alter any Options theretofore granted under the Plan, except with the consent of the Optionee, nor shall any amendment, modification, suspension or termination deprive any Optionee of any Shares which he or she may have acquired through or as a result of the Plan.

    10.  NON-EXCLUSIVITY OF THE PLAN.

    The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

    11.  LIMITATION OF LIABILITY.

    As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

        (i) give any person any right to be granted an Option other than at the sole discretion of the Committee;

        (ii) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

       (iii) limit in any way the right of the Company to terminate the employment of any person at any time; or

       (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

    12.  REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

    12.1
       Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

    12.2
       The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

    12.3
       The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

    12.4
       Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

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    12.5
       Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

    13.  MISCELLANEOUS.

    13.1 MULTIPLE AGREEMENTS. The terms of each Option may differ from other Options granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option to a given Eligible Person during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Person.

    13.2 WITHHOLDING OF TAXES. (a) At such times as an Optionee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

    13.3 EFFECTIVE DATE. The effective date of the Plan shall be as determined by the Board.

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